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                                                           EXHIBIT 99.B11(b)(11)
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect to Post-Effective Amendment No. 44 to the Registration Statement (No. 2-73948) on Form N-1A under the Securities Act of 1933 of DFA Investment Dimensions Group Inc. and The DFA Investment Trust
Company:

     - The incorporation by reference of our reports dated January 19, 1996 on our audits of the financial statements and financial highlights of DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company as of November 30, 1995 and for the respective periods then ended.

     - The inclusion of our reports dated December 5, 1996 on our audit of the Statements of Assets and Liabilities of DFA Investment Dimensions Group Inc. - The Emerging Markets Small Cap Portfolio and The DFA Investment Trust Company - The Emerging Markets Small Cap Series as of December 2, 1996.

     - The reference to our Firm under the caption "Financial Statements" in the Statement of Additional Information.





Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 16, 1996